UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2023

Assure Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-40785	82-2726719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7887 East Belleview Avenue, Suite 500 Denver, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 720-287-3093

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IONM	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition of Disposition Agreement

On August 29, 2023, Assure Networks Texas Holdings II, LLC (the “Purchaser”), a wholly owned subsidiary of Assure Networks, LLC, a wholly owned subsidiary of Assure Holdings Corp. (the “Company”), closed on its previously announced asset purchase agreement (the “Purchase Agreement”) with Innovation Neuromonitoring LLC (the “Seller”) and each of Anthony Casarez and Jason Ehrhardt (each a “Principal” and collectively, the “Principals”) (the “Closing”). Pursuant to the Purchase Agreement, the Purchaser agreed to purchase certain assets of the Seller related to the Seller’s operating businesses that provide intraoperative neuromonitoring and related services. The acquired assets include, but are not limited to, tangible personal property, inventory, records, contracts, licenses, warranties, intellectual property, goodwill, software, (collectively, the “Assets”).

The consideration amount under the Purchase Agreement was $1,200,000 (the “Purchase Price”). As previously reported, the Purchase Price was payable as set forth below.

(1)	$800,000 in cash installment payments, in accordance with the following payment schedule:

a.	$100,000 paid in cash in conjunction with the signing of the Letter of Intent;
b.	$34,578 paid in cash, which equal to $200,000 payable at closing minus (i) $131,422.00, the amount that has been pre-paid to Seller, and (ii) $34,000 which will be paid to Rhythmlink International, LLC, for amounts owed to Rhythmlink International, LLC, by Seller;
c.	$500,000 shall be paid in cash in twenty-four equal monthly installments, with the first installment being due on or before September 1, 2023, and the remaining installments being due on the first business day of each month thereafter, with the monthly installment subject to adjustment based on the performance of the Assets as set forth in the Purchase Agreement; and

(2)	$400,000 paid in common stock of the Company, which is subject a six-month lock-up (the “Shares”).

The Company issued to the Seller 547,946 Shares pursuant to Rule 506(b) of Regulation D and Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities law exemptions based on the representations of the Sellers in the Purchase Agreement. The Shares will be “restricted securities” as defined in Rule 144 of the Securities Act. Pursuant to the Purchase Agreement, the Company agreed to register the Shares under the Securities Act on a registration statement on Form S-1 with the Securities and Exchange Commission within 15 days of the Closing for resale by the Seller or the Principals.

Outside of the purchase of the Assets under the Purchase Agreement, the Company and its officers, directors and affiliates and the Seller have no material existing relationships.

The above is a description of the material terms of the Purchase Agreement and is qualified in its entirety by the more complete terms and conditions set forth in the Purchase Agreement and Nominee Agreement, which is filed with this Current Report on Form 8-K as exhibit 10.1 and is incorporated herein by reference. Pursuant to the Purchase Agreement, each of the Company, the Purchaser, the Seller, and the Principals made customary representations, warranties and covenants. The representations, warranties, and covenants were made by the parties to, and solely for the benefit of, each other and any expressly intended third party beneficiaries in the context of all of the terms and conditions of the Purchase Agreement and in the context of the specific relationship between the parties. Accordingly, investors and shareholders should not rely on such representations, warranties and covenants.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 of this Current Report is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements.

The Company intends to file the financial statements required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Name

10.1*	Purchase Agreement dated August 2, 2023 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on August 8, 2023)
104	Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101).

* - Certain schedules have been omitted from the Exhibit pursuant to Item 601(a)(5).

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURE HOLDINGS CORP.

Date: September 5, 2023	By:	/s/ John Price
	Name:	John Price
	Title:	Chief Financial Officer